SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 22, 2004

                        MCKENZIE BAY INTERNATIONAL, LTD.
                          (EXACT NAME OF REGISTRANT AS
                           SPECIFIED IN ITS CHARTER)

                    DELAWARE                               000-49690
  (STATE OR OTHER JURISDICTION OF INCORPORATION)    (COMMISSION FILE NUMBER)

                                   51-0386871
                       (IRS EMPLOYER IDENTIFICATION NO.)

                                 975 SPAULDING
                             GRAND RAPIDS, MICHIGAN
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                                     49546
                                   (ZIP CODE)
                         REGISTRANT'S TELEPHONE NUMBER,
                      INCLUDING AREA CODE:  (616) 940-3800


===============================================================================

Item 5.   Other Events.

McKenzie Bay International, Ltd. (the "Company") issued a press release, as follows dated January 21, 2004 entitled-"Las Vegas WindStor Installation.":

Press Release

Las Vegas WindStor Installation

Wednesday January 21, 8:05 am ET

BRIGHTON, MI, and LAS VEGAS, NV, Jan. 21, 2004 - McKenzie Bay International Ltd. (OTC:MKBY.PK - News) has signed an agreement with the Clark County School District (Las Vegas) concerning the first Nevada WindStor(SM) installation at the Sierra Vista High School in Las Vegas. McKenzie Bay intends to collect wind data for a few months to confirm a WindStor configuration for long-term supply of electricity to Sierra Vista. Based upon mutual agreement, McKenzie Bay may install a DWT 100 kW demonstration unit on Sierra Vista School grounds, in the summer of 2004, prior to installing final WindStor components. McKenzie Bay will sell WindStor generated electricity through its WindStor Power Co. subsidiary to Clark County School District.

WindStor's onsite electricity generation, storage and distribution system will reduce existing Sierra Vista electricity costs and minimize future rate increases by decreasing quantities of grid-supplied electricity. WindStor simultaneously provides an uninterruptible, standby, power supply for the entire school in the event of a grid failure at no additional cost. "We operate 289 schools for more than 277,000 students in one of the fastest growing school districts in the country. We are very excited about the prospects of reducing budgeted annual electricity costs of $35,894,000 without requiring capital appropriation." said J. P. Gerner, Associate Superintendent of the Clark County School District. "If WindStor proves to be as successful as anticipated, we would seek to install WindStor at as many schools as possible."

"WindStor is ideal for urban environment customers like Clark County District Schools where space available for wind turbines is limited or tightly confined." said Gary Westerholm, Chairman and President of McKenzie Bay. "WindStor offers our customers in both urban and remote environments, capex free, aggressive management of present and future electricity costs." The Agreement originated through McKenzie Bay's exclusive Nevada agent, Alternative Energy Systems, Inc. "We are very excited about representing WindStor to our clients." Said Mr. Tracy Huff, CEO of Alternative Energy Systems Inc. "We expect Sierra Vista High School to be the first of many WindStor installations in Nevada."

Contact: Investor Relations - Richard Kaiser - 800-631-8127
(001-757-306-6090) McKenzie Bay International Ltd - info@mckenziebay.com

About WindStor

WindStor is a "Green Energy" electricity generation, storage and distribution system for "urban" and "remote" locations designed to integrate with existing sources of electricity. WindStor's proprietary "System Integrator" automatically selects the lowest cost electricity input from either a DERMOND Wind Turbine DWT SM or primary supply source or other source(s). All electricity input is routed through a vanadium-based battery to the customer. The DWT and System Integrator are DERMOND INC components (McKenzie Bay subsidiary) and the vanadium battery is outsourced.

This information statement contains statements that are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as 'estimates,' 'anticipates,' 'plans,' 'believes,' 'projects,' 'expects,' 'intends,' 'predicts,' 'future,' 'may,' 'potential,' 'contemplates,' 'will,' 'should,' 'could,' 'would' or the negative of such terms or other comparable terminology. These statements relate to the Company's future operations and financial performance or other future events. These statements are only predictions and not guarantees of future success. Many of the forward-looking statements are based on assumptions about future events that may prove inaccurate. Actual events, results, performance or achievements may differ materially from the events, results, performance or achievements discussed in the forward-looking statements. These differences may result from a variety of factors, including the following: lack of operating history; unavailability of future equity infusions and other financing alternatives; failure or delays in further developing proprietary processes or effectively commercializing such processes; dependence on the success of entering the energy production market; and concentration of ownership of the Company's common stock by directors and officers. These and other factors that may emerge could cause decisions to differ materially from current expectations. McKenzie Bay undertakes no obligation to revise, update or clarify forward-looking statements to reflect events or conditions after the date of this information statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


MCKENZIE BAY INTERNATIONAL, LTD.


Date:January 22, 2004

By: /s/ Gregory N. Bakeman
---------------------------
      Gregory N. Bakeman
      Chief Financial Officer,
      Treasurer and Director